EXHIBIT 99.1

Intelligent Systems Reports First Quarter 2021 Results

NORCROSS, Ga., May 04, 2021 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation [NYSE American: INS], the leading provider of innovative credit technology solutions and processing services to the financial technology and services market, announced today its financial results for the quarter ended March 31, 2021.

“First-quarter results were in-line with expectations and continued to demonstrate the adaptability of our business model and the resiliency of our employees around the world. Despite challenges stemming from the spread of COVID-19, we continued to service our customers without any delays or impacts,” said Leland Strange, CEO of Intelligent Systems. “We generated revenues of $8.9 million in the quarter, a 13% increase relative to the first quarter of 2020. As expected, our year-over-year top-line growth was driven by professional services and processing and maintenance revenue. While we did not recognize any license revenue in the quarter, we continue to expect licensing revenue in the second quarter and more substantially in the second half of fiscal 2021. Due to the costs of opening our new office in Dubai and developing a new platform, income from operations and net income declined from the comparable prior quarter.”

"The infrastructure investments we are making are already showing results. We announced that we entered a partnership with the Al Ansari Exchange, a UAE-based foreign exchange and worldwide money transfer company, and CoreCard's first customer in the Middle East region.  This partnership validates the strategic investments we made, and we remain confident in our strategic vision."

Mr. Strange continued, “Throughout the first quarter, Intelligent Systems continued to provide high-quality, on-time delivery for all of our clients despite a challenging and constantly shifting environment. Additionally, we repurchased an additional $2.7 million of shares in the quarter and we extended the buyback authorization for an additional $10 million. While some headwinds persist, I am encouraged by the start we have had in fiscal 2021 and we are on track to achieve top-line growth of 20% to 25% for the year.”

Financial Highlights for the three months ended March 31, 2021

Total revenues– Total revenue in the three-month period ended March 31, 2021 was $8,912,000 which represents an increase of 13 percent compared to the comparable period in 2020.

In the following table, revenue is disaggregated by type of revenue for the three months ended March 31, 2021 and 2020:

Three months ended March 31, (in thousands)	2021	2020
License	$--	$--
Professional services	5,747	5,279
Processing and maintenance	2,607	2,194
Third party	558	420
Total	$8,912	$7,893

Income from operations was $1,465,000 for the first quarter compared to income from operations of $2,379,000 in the comparable prior year quarter.

Net income was $1,040,000 for the first quarter compared to net income of $1,047,000 in the comparable prior year quarter.

Earnings per diluted share was $0.12 for the first quarter compared to $0.12 in the comparable prior year quarter.

Investor Conference Call Today

The company is holding an investor conference call today, May 4, 2021, at 11 A.M. Eastern Standard Time. Interested investors are invited to attend the conference call by accessing the webcast at https://www.webcast-eqs.com/intelligentsystems050411/en or by dialing 1-877-407-0890. As part of the conference call Intelligent Systems will be conducting a question-and-answer session where participants are invited to email their questions to questions@intelsys.com prior to the call. A transcript of the call will be posted on the company’s website at www.intelsys.com as soon as available after the call.

The company will file its Form 10-Q for the period ended March 31, 2021 with the Securities and Exchange Commission today. For additional information about reported results, investors will be able to access the Form 10-Q on the company’s website at www.intelsys.com or on the SEC website, www.sec.gov.

About Intelligent Systems Corporation
For over thirty-five years, Intelligent Systems Corporation [NYSE American: INS] has identified, created, operated and grown technology companies. The company’s principal operations are CoreCard Software, Inc. (www.corecard.com) and its affiliate companies. CoreCard provides prepaid and credit card processing services using its proprietary software solutions that it also licenses to others. CoreCard has designed and developed a comprehensive suite of software solutions that corporations, financial institutions, retailers and processors use to manage credit and debit cards, prepaid cards, private label cards, fleet cards, loyalty programs, and accounts receivable and small loan transactions. CoreCard's flexible and proven processing platform is being utilized in many countries in addition to the United States including Australia, Canada, China, the United Arab Emirates, France, Italy, Mexico, New Zealand, Singapore, South Africa and the United Kingdom. Further information is available on the company’s website at www.intelsys.com or by calling the company at 770-381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems Corporation and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems Corporation and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise, except as required by law. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers’ requirements or financial condition, market acceptance of products and services, the impact of new or changes in current laws, regulations or other industry standards, risks relating to unauthorized access to confidential information due to criminal conduct, attacks by hackers, employee or insider malfeasance and/or human error and declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

For further information, call
Matt White, 770-564-5504 or
email to matt@intelsys.com

Intelligent Systems Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2021	2020
Revenue
Services	$8,912	$7,893
Products	‒	‒
Total net revenue	8,912	7,893
Cost of revenue
Services	4,429	3,506
Products	‒	‒
Total cost of revenue	4,429	3,506
Expenses
Marketing	37	32
General and administrative	880	1,058
Research and development	2,101	918
Income from operations	1,465	2,379
Investment income (loss)	(133)	(1,050)
Other income, net	75	136
Income before income taxes	1,407	1,465
Income taxes	367	418
Net income	$1,040	$1,047
Earnings per share:
Basic	$0.12	$0.12
Diluted	$0.12	$0.12
Basic weighted average common shares outstanding	8,899,011	8,924,988
Diluted weighted average common shares outstanding	8,933,090	9,021,754

Intelligent Systems Corporation
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

As of	March 31, 2021	December 31, 2020
ASSETS	(unaudited)	(audited)
Current assets:
Cash	$31,001	$37,956
Accounts receivable, net	5,069	3,270
Notes and interest receivable, current portion	220	--
Other current assets	1,059	1,263
Total current assets	37,349	42,489
Investments	1,788	1,921
Notes and interest receivable, net of current portion	3,030	2,681
Property and equipment, at cost less accumulated depreciation	7,555	6,914
Other long-term assets	4,111	3,020
Total assets	$53,833	$57,025
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$781	$714
Deferred revenue, current portion	794	1,322
Accrued payroll	1,543	1,901
Accrued expenses	262	321
Income tax payable	1,383	954
Other current liabilities	2,640	4,850
Total current liabilities	7,403	10,062
Noncurrent liabilities:
Deferred revenue, net of current portion	101	--
Deferred tax liability	818	818
Long-term lease obligation	2,864	1,994
Total noncurrent liabilities	3,783	2,812
Stockholders’ equity:
Common stock, $0.01 par value: Authorized shares - 20,000,000;
Issued shares - 8,996,868 and 8,929,368 at March 31, 2021 and December 31, 2020, respectively;
Outstanding shares - 8,882,350 and 8,885,797 at March 31, 2021 and December 31, 2020, respectively	90	89
Additional paid-in capital	15,999	15,836
Treasury stock, 114,518 and 43,571 shares at March 31, 2021 and December 31, 2020, respectively, at cost	(4,351)	(1,639)
Accumulated other comprehensive loss	(136)	(140)
Accumulated income	31,045	30,005
Total stockholders’ equity	42,647	44,151
Total liabilities and stockholders’ equity	$53,833	$57,025